Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hemispherx Biopharma, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement Form S−8 (No. 333−129811) of Hemispherx Biopharma, Inc. and subsidiaries of our report dated June 1, 2006, relating to the consolidated financial statements and financial statement schedule of Hemispherx Biopharma, Inc. and subsidiaries which appear in the Company's Annual Report on Form 10−K.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Philadelphia, Pennsylvania
March 17, 2008